As filed with the Securities and Exchange Commission on  March 28, 2007

Registration No. 333-140414

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective AMENDMENT NO. 1

FORM SB-2

REGISTRATION STATEMENT

Under
The Securities Act of 1933

CAPITAL EXCHANGE, LLC

(Exact name of Registrant as specified in its charter)

Delaware	6500	87-0771250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12600 Hesperia Road, Suite C

Victorville, CA 92395

(760) 245-2600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George A. Lasko, Jr.

12600 Hesperia Road, Suite C

Victorville, CA 92395

(760) 245-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to

Hillel Cohn, Esq.

Ben Chung, Esq.

Tiffany Kwock, Esq.

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, CA 90013-1024

(213) 892-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Membership Interests	2,500,000	$10.00	$25,000,000	$2,675.00	(1)

(1)    Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

The purpose of this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-140414) (the “Registration Statement”) is to amend the Exhibit List under Item 27 of Part II and the Exhibit Index, and  to file exhibits to the Registration Statement, as set forth below in Item 27 of Part II.

1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

Exhibit Number	Description

3.1	Certificate of Formation, as filed on May 16, 2006.*

3.2	Limited Liability Company Agreement *

4.1	Escrow Agreement*

5.1	Opinion of Morrison & Foerster LLP**

23.1	Consent of Rose, Snyder & Jabcos*

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney (included in signature page on page II-4)*

*                    Previously Filed.

**             Filed herewith.

II-1

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/Post-Effective Amendment No. 1 and has duly caused Registration Statement on Form SB-2/Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 27, 2007.

CAPITAL EXCHANGE, LLC.

By:	/S/ GEORGE A LASKO, JR.

George A. Lasko, Jr.

Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	/S/ GEORGE A LASKO, JR.	CEO, President, Director	March 27, 2007

George A. Lasko, Jr.

	/s/ GEORGE A. LASKO*	CFO, Director	March 27, 2007

George A. Lasko

	/s/ BAHRAM SHAHBANDI*	Director	March27, 2007

Bahram Shahbandi

	/s/ ANTHONY DEAN SMITH*	Director	March 27, 2007

Anthony Dean Smith

	/s/ MICHAEL COBURN*	Director	March 27, 2007

Michael Coburn

	/s/ ROBERT A. TARANGO*	Director, Secretary	March 27, 2007

Robert A. Tarango

* By:	/S/ GEORGE A LASKO, JR.

George A. Lasko, Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Formation, as filed on May 16, 2006.*

3.2	Limited Liability Company Agreement *

4.1	Escrow Agreement*

5.1	Opinion of Morrison & Foerster LLP**

23.1	Consent of Rose, Snyder & Jabcos*

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney (included in signature page on page II-4)*

*                    Previously Filed.

**             Filed herewith.